Exhibit 99.1

Transcript of
Westmoreland Coal Company
Investor Conference Call
October 16, 2014/3:00 pm EDT

Participants
Keith Alessi - Chief Executive Officer
Kevin Paprzycki - Chief Financial Officer and Treasurer

Presentation

Operator
Good morning, ladies and gentlemen, and welcome to Westmoreland Coal Company’s Investor Conference Call. (Operator Instructions.)

As a reminder, this conference is being recorded today and a replay will be made available as soon as practical on the Investor portion of the Westmoreland website through April 14, 2015.

Management’s remarks today may contain forward-looking statements based on the Company’s projections, current expectations and assumptions regarding its business, the economy and other future conditions. Because forward-looking statements relate to the future they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from the projections given and results discussed in any such forward-looking statements. For a summary of risk factors and other information regarding forward-looking statements, please refer to Company’s Form 10-K for fiscal year 2013 as well as the Company’s Form 10-Q for the second quarter of 2014. Any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date.

While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and therefore you should not rely on these forward-looking statements as representing the Company’s view as of any date subsequent to today.

Mr. Keith Alessi, Chief Executive Officer of Westmoreland Coal Company will be delivering today’s remarks, along with Mr. Kevin Paprzycki, Chief Financial Officer.

Thank you. Mr. Alessi, please begin.

Keith E. Alessi - Chief Executive Officer
Thank you. This is Keith. I’m in Edmonton in Alberta, Canada addressing you. Kevin is back at our headquarters in Denver. The purpose of the call is to give you some color along with the announcement that we made earlier this evening to discuss our rationale, give you some updates on the business and really talk about our path forward.

I think the most important takeaways I’d like to have people gain today is the fact that we run our business to build long-term value. We don’t get distracted by short-term aberrations or disruptions in the market. We don’t get worked up over downgrades of competitors, ISIS activity, Ebola plagues, oil price collapses and all the other things that drive market pricing on a day-to-day basis on Wall Street.

Our model remains the same and our focus remains the same, which is that we build our business based on long-term value creation. That value creation is a direct result of long-term, cost-plus, cost-protected contracts, contracts that have limited commodity risk and it’s a model that’s cash flow driven. Specifically, our stock price, much like all the other coal stock, has been under a lot of pressure here over the last several weeks. Nothing has changed in our business.

So, we go about getting up in the morning and doing the things that we’ve got to do and things that are within our control and we leave it to the market to do the things that the market does. This transaction that we’re announcing today is the latest in a series of transactions and events that have occurred here in 2014. This has been an extraordinarily busy year. Of course, it started with the acquisition of the Canadian assets, a bridge loan to get that transaction approved, followed by a financing to actually get it consummated.

The Canadian integration continues to go well and ahead of schedule. Most of the administrative functions in Canada have now been centralized here in Edmonton. We’ve introduced our capital expenditure methodology. We’ve seen the Canadian operation quickly come into line with our philosophy. We’re seeing synergies on the purchasing side and we’re beginning to see operational efficiencies as we really focus on dragline and big machinery utilization.

It’s allowed us to make meaningful reductions in cost to two of our major customers here in Canada while preserving our economics and it’s allowed us to enter into a number of conversations, business development conversations here in Canada. So we’re extremely busy on the development front as well as on the integration front.

We’ve also been extending contracts wherever we can where contracts come due. We’ve always represented that we have the ability to extend the lives of our contracts with our customers. A few months ago we had an 11-year extension with one of our customers here in Canada. We recently announced a 10-year extension of one of our industrial accounts in the Kemmerer Wyoming mine and that’s to be followed by another 10-year extension there. We’re beginning negotiations on another 10-year extension here on a different customer at a different mine here in Canada. We announced the doubling of our activated carbon facility in Estevan that will come online in 2016. We’ve gotten two union negotiations completed and extended up here in Canada during this period of time.

So, we’ve been extraordinarily busy and while doing all of that, of course, we’ve been pursuing this Oxford transaction that I’ll get into in a moment. It’s important that I point out we recently reiterated our guidance for the year, our EBITDA guidance of between $172 million and $190 million. We saw some slippage out of Q3 into Q4. Q3 was extraordinarily cool summer months experienced across most of our customers’ base. We had a lot of rain. It forced people to burn stockpiles that we’re now in the process of restocking. We’re still comfortable with the guidance for the year.

And, as we’ve always pointed out we operate in a range of outcomes. We don’t get particularly worked up over slight positives or slight negatives because we have pretty good visibility about where the year is going to go. And one thing that I always look at and am gratified by is liquidity. As of yesterday we had about $128 million in cash. You add that with another $35 million of revolver availability, our liquidity at $163 million is about as good as it’s ever been, certainly in my seven and a half years at the company. So, it is a cash business. It’s a cash flow story and we stick to it.

That transitions me, then, to the conversation about Oxford. We have long felt that the long-term cost plus, cost protected nature of our business is one that’s ideally suited for the MLP space. And many of you on this call have asked us repeatedly when we would go down that path. We believe that our cash flows are uniquely qualified for the MLP space because of their predictability and long-term stability, which are two things that MLP investors really look for.

So, as we examined the space and, believe me, we’ve been looking at this space for quite some time, but with all the other things that we were working on earlier this year this really got pushed back some and we wanted to complete the Canadian acquisition before we pulled the trigger here.

We had three options as we looked at the MLP space. We could just directly enter the MLP space, as many people have done, by just converting to that structure and go it alone. So, you’d essentially have Westmoreland as it was, only it would take on a new form and you would do some sort of dropdown strategy and create value that way.

A second way we could do it would be to affiliate with an MLP that’s currently existing. We actually talked to a number of MLPs who are in the space today. But the real economics of an MLP are driven by your ability the get the general partnership split and many of those conversations we had with people didn’t get us the kind of value we felt our assets had and didn’t get us into those splits of ownership that would create the value equation that we felt was important for our shareholders.

The third option was to purchase the general partnership interest of an existing MLP and that’s really where the Oxford transaction came onto our radar screen. Oxford was an extremely well-run company in Ohio with good stable contracts, with good stable customers who are going to be there for a long period of time. Their operation looks a lot like ours. Their mines are smaller than ours, but they are safety conscious, they’re productive, they’re low overhead, it’s their transportation advantaged, they’re surface operators. We like their business a lot.

They entered the MLP space several years ago and then doubled the size of their business through an acquisition and shortly after doing that acquisition a large customer broke their contract. Ultimately, Oxford was successful in collecting tens of millions of dollars in damages from that account. But it caused them great disruption in their business and they weren’t able to continue the distribution to the unit holders as they worked through the litigation process.

So, it’s one of those situations where I told you so two years after the fact isn’t really gratifying because it really hurt their MLP business as they had to go to court to get what they were due. So, the fundamental business was good. And we looked at that and we said let’s sit down here and design a deal that gets us into the MLP space, gets us a general partner, allows us to get into the high splits quicker than if we went on our own. It’s a diversification play. It allows us to bring our expertise and purchasing leverage and administrative leverage to bear.

And it’s a path of value for unit holders at Oxford and the transaction that you see detailed in the press release is meant to accomplish that. There are numerous contingencies here. There are some administrative regulatory clearances that have got to get done before we can close. Now that the deal is announced, we think we can go down that path pretty quickly. Oxford will be issuing a proxy to get a vote of the unaffiliated unit holders to approve the transaction, all the changes to their partnership agreements that this transaction contemplates. And, of course, Westmoreland will have to reach some sort of agreement with existing bondholders to either restructure the debt we’ve got in terms of covenants or to refinance the debt.

And many of you have heard us talking for months and months about what we’ve termed the big fix. It was our intent to go down this path eventually. If it had not been for the Oxford deal we probably would have done so as we speak, but knowing that this was coming, we wanted to be able to have this in our disclosure materials and price the deal appropriately and fully disclose what we are contemplating. So, you can expect to hear from us in fairly short order as to how that’s going to look like.

We’ve examined numerous ways of doing that. We’ve been working with BMO, our financial advisors, and also with Deutsche Bank, who helped us do our last bond deal. So, we’re going to be coming to market fairly quickly, giving you better visibility on that. That’s all I can really say for today, but clearly we’re going to have more disclosures around that at the appropriate time.

The path forward is as I’ve described. We hope to get this deal done in December some time. I’ve given you kind of an overview of where the business sits. We’re operating in those bands of outcomes that we had anticipated, so we’re pretty excited about this. We think it is responsive to the needs of our shareholders and also to our investor community who has kind of been waiting for us to describe our MLP strategy.

I’m going to turn this over to Kevin for a few moments and he can kind of walk you through a more detailed explanation of the structure of the transaction itself. And then we’ll open it up for questions after that. Kevin?

Kevin A. Paprzycki - Chief Financial Officer
Thanks, Keith. Westmoreland’s purchasing the general partner of Oxford for $30 million and we’ll rename that general partner entity Westmoreland Resources, GP. We’re also then going to sell Kemmerer Mine fee coal reserves to the MLP in exchange for a little over four and a half million common units. That will give us around a 77% ownership in the MLP entity, which will also be renamed Westmoreland Resource Partners, LP.

Following the equity restructuring we expect that the GP will be starting out right in the high splits as we go forward and grow the MLP and, as Keith noted, we’ll need to amend or refinance our senior notes to close this transaction.

On the MLP side, the MLP will be purchasing the Kemmerer fee coal reserves and this will provide Oxford approximately 5.8 in average annual cash flows. And also included in that transaction are minimum quarterly royalty guarantees.

We’ve also received financing commitments from some of Oxford’s current lenders to replace Oxford’s existing $175 million of debt and also to put some cash on the balance sheet. In rough terms it’s a little over a 9% rate plus a PIC that will decrease as the MLP de-levers over time. And we expect that, similar to our prior deals, we’ll start out with near a 4X leverage rate and de-lever the entity over time.

As part of the additional financing commitment we’ve also got credit capacity to fund a certain level of dropdowns through 2015. We expect the MLP to resume quarterly distributions of $0.20 per unit and that’s on a unit basis after a 12 to 1 reverse split, as well as after a special 25% distribution that will go to unaffiliated unit holders.

Last, we will be posting a detailed investor deck on our website about the transaction. And you’ll note there’s a slide in there that talks about the operational EBITDA that we think is potential for dropdowns and you’ll see a range of $210 million to $230 million that we believe would be ideal for an MLP business due to the long-term stable cash flows.

Go ahead, Keith.

Keith E. Alessi - Chief Executive Officer
It’s important to point out that's EBITDA, that’s not distributable cash flow at the MLP level. Obviously, CapEx has to come out of that number as well as, of course, MLP would have to cover its own financing cost, but as people start trying to figure out models I think we’ll be in a position to get a little better guidance. But we wanted to get the broad brush numbers out there tonight so people could start thinking about it and as we move down the path of getting this deal consummated we can certainly be more forthcoming with more details.

So, with that as background, I’ll open it up for any questions that any folks might have.

Operator
Thank you. We will now be conducting a question and answer session. (Operator instructions.) Our first question is from Lucas Pipes of Brean Capital. Please go ahead.

Lucas Pipes - Brean Capital
<Q>: Good afternoon, everybody. Congratulations on moving ahead so quickly. This is a really exciting update. I’m very happy to see that and congratulations. My first question is there are a couple of moving pieces to this, so I wondered if you could maybe walk us through your valuation approach, kind of what you’re getting, what you’re giving up? I’d be very curious if you could lead towards some common valuation metrics, that would be very helpful.

Keith E. Alessi - Chief Executive Officer
Well, as you all know, the metrics are slightly different for MLPs than they are for a company like Westmoreland today. We didn’t approach this from the standpoint of a straight multiple play on EBITDA. If you look at the number in the release, they’re at about a $42 million EBITDA. With the refinance debt you’d come to about a five times multiple, if that were your methodology.

The real appeal to us here is the transformational nature of the MLP structure, specifically the ability to get into the high GP splits. The strategic advantage it gives us in going out and growing our business by being able to partner with an MLP and be more competitive on the acquisition side and be able to be accretive on both sides of the transaction, a lot of these cash flows come right back to us, so it’s not an uncomplicated model. But if you were just looking at a straight EBITDA multiple model it is up to 5X.

Lucas Pipes - Brean Capital
<Q>: Okay. That’s helpful. And then in terms of the timing for dropdowns, what is your current thought process on that?

Keith E. Alessi - Chief Executive Officer
Well, obviously, the market likes to see growth from distributions. We have as a GP and a significant, LP owner would like to see the same. We certainly studied it at length. It would be our intent to grow it at a reasonable number and a lot of that will depend upon ultimately the financing that’s in place down at the LP level or at the MLP level. We’ve got it pretty well set through 15. The anticipation is at the appropriate time you’d refinance the debt down at that level that would allow you to get more aggressive with the dropdowns.

That said, the MLP will have an independent board, it will have to go through a conflict committee, valuations have to be reasonable and we’ll work through all that as we get a little deeper in it. But our intent is to drop that eligible cash flow down there in a responsible manner that grows the business. Now, that’s assuming a static state.

If you want to look at more dynamic model, if we were to be acquisitive in all likelihood some of those dropdowns wouldn’t, in fact, be dropdowns, but might be acquisitions if we look at growth opportunities. But if there were to be no growth opportunities we would just set up a stable dropdown strategy that people have some visibility on and some predictability, too.

Lucas Pipes - Brean Capital
<Q>: And have you thought about a kind of capital strategy for Westmoreland and some of that ties into some of the unknowns that you just mentioned, but could this mean maybe share buybacks, dividends at the WLB level down the road as well?

Keith E. Alessi - Chief Executive Officer
It’s unlikely it would be dividends. More likely we would, perhaps, and I’m just speculating here because there’s no master plan in place here, but as you build up value, the embedded value of the MLP units that the parent would hold, you could certainly strategically time when you might want to provide liquidity down there and sell some of those units off. Proceeds would certainly be used to de-lever.

I don’t see dividends at the Westmoreland level. I think you increase distributions at the limited partnership level would make more sense. Share buybacks, absolutely at some point, but we’re probably a long way from buying back shares. We think there’s growth in the business and there’s certainly a lot of de-levering to take place before we go there.

Lucas Pipes - Brean Capital
<Q>: Great. I appreciate all the color, thank you.

Operator
Thank you. The next question is from Charles Frischer of LS Partners. Please go ahead.

Charles Frischer - LS Partners
<Q>: Good afternoon, Keith and Kevin on an exciting deal. I had a couple of questions if you could. The value of the Kemmerer cash flow was $5.8 million. Help me out in understanding it, we were probably at $40 million or $50 million on this whole package we bought from Chevron. How does that number work through?

Keith E. Alessi - Chief Executive Officer
Kevin, why don’t you cover that one?

Kevin A. Paprzycki - Chief Financial Officer
I think Kemmerer is generating right now around $40 million to $50 million of EBITDA. You got the number dead right, Charlie. This represents probably $5 million to $7 million of that EBITDA on an average annual basis over time. And so, I think if you look at this, this is somewhere between about a 7 or an 8 times multiple that we’re getting in terms of value back in units, giving us that 77% stake in the MLP’s ownership.

Charles Frischer - LS Partners
<Q>: Oh, so, Kevin, this is just a piece of Kemmerer we’re essentially selling into this MLP.

Kevin A. Paprzycki - Chief Financial Officer
Exactly. It’s the coal reserves, which are owned by the Kemmerer Mine. It’s not the entire mine.

Keith E. Alessi - Chief Executive Officer
This is just intended to get things restarted, but we can certainly dropdown more of Kemmerer later.

Charles Frischer - LS Partners
<Q>: Okay. Keith, there was a mention of an extra bonus payment if there was a specific coal acquisition. Is that a dropdown from MLP or is that just a third-party deal that is out there somewhere?

Keith E. Alessi - Chief Executive Officer
That’s a third-party deal that is a possibility. It would be impossible for me to handicap it at this point. Number one, it’s one that Oxford was examining and if it were landed that would be where that payment would come from and it’s one that we’re supportive of, but we don’t control the seller’s mentality in that one, so we’ll have to see how that plays out.

Charles Frischer - LS Partners
<Q>: Okay. And when we drop the reserves to Kemmerer, you might not know this, will that be a gain and will we use some NOLs on dropping that down or not?

Keith E. Alessi - Chief Executive Officer
We’re sitting on a whole lot of NOLs these days, so we can shelter those kinds of gains for the immediate future. More importantly, if you take back units in an MLP you can defer some of those gains for tax purposes, so we’re going to have some smart tax types examining how we minimize tax leakage. But certainly on the domestic dropdowns we’ve got several hundreds of millions of dollars in NOLs it would help shelter.

Charles Frischer - LS Partners
<Q>: Okay. And, Keith, I know you talked a little bit, can you give us a little more color on the type of customers that the Oxford assets service and cost plus or is it commodity-based? Can you give us a little feeling about that?

Keith E. Alessi - Chief Executive Officer
They’re more commodity-based. Kevin maybe you can give a little more color on that. You probably have more of the details sitting in front of you than I do today. These are large customers, these are customers similar to the customers we have and they’ve been under long-term agreements. When I say long-term they roll over.

Kevin Paprzycki - Chief Financial Officer
As Keith said, these have been long-term customers. It’s a highly rated utility just like Westmoreland has, and their contracts, they’re not 30- to 40-year contracts like we picked up in Sherritt, but they’re significantly longer than market averages; up in the five plus or minus year range.

Charles Frischer - LS Partners
<Q>: Not to get too involved is there a sense of we’re selling into the utility plants that have been scrubbed or not. Is there any color you can give us on that?

Keith Alessi - Chief Executive Officer
Yes, these are plants that are going to be there, and these are sitting in PJM out in the east. Come 2016, there’s going to be a bunch of closures on the East Coast of guys who aren’t going to be able to meet the regulations. These plants are going to be probably burning harder later than they are now as they pick up some of that capacity. We did an extensive amount of work on the customers and on the plants. We engaged a third party outside firm that really gave us a good look at the plants, all the public documentation that’s out there in terms of their lives, and we’re very comfortable that they fit nicely into our portfolio.

Charles Frischer - LS Partners
<Q>: It’s almost a twofer, Keith, in that you’re getting a shell to form an MLP, but we’re also getting some assets we like.

Keith Alessi - Chief Executive Officer
Yes.

Charles Frischer - LS Partners
<Q>: On the acquisition, and potentially I know everything is-I’m not trying to get too far afield. We’ve had such terrific success on Kemmerer and on Sherritt in the terms of buying them and then putting the magic that your team does in creating value efficiencies that we’d be more likely to buy assets, improve the EBITDA and then drop them down. I know every asset is going to be different, but is that how you envision it, typically, but there may be some that are just so efficient you might just drop them down at the time of acquisition?

Keith Alessi - Chief Executive Officer
I think you’re spot on. It would depend on the specific operation. Certainly, as we look at the ability to drop down existing assets, the Canadian assets are deferred because we don’t feel we’ve maximized their productivity yet, so you don’t want to drop something down until you have gotten it as productive as you possibly can.

Charles Frischer - LS Partners
<Q>: Terrific. I know this is a little bit off base, but can you give us a little color on the Carbon Plant, because I think there are a lot of interesting things going on there, and maybe you could spend a minute talking about that because I think there’s some value that you’ve created in that deal.

Keith Alessi - Chief Executive Officer
Yes, I’m happy to. The Carbon Plant is a joint venture with Cabot, and we sell activated carbon, interestingly, to a bunch of people who are already customers of Westmoreland in the states. It’s a high-valued product; we sell it at about $1 a pound versus $20 a ton. It’s a proprietary process, it captures mercury and nasty stuff. There’s going to be increased demand, there’s going to be a shortage capacity, so we’re doubling down at that location where we already have a footprint, and that capacity will come online in ’16.

When we were out doing our equity offering this summer we talked about the need to have some growth CapEx, that’s certainly growth CapEx versus our typical replacement CapEx. It will have a very nice ROI and be a nice efficiency play at the mine, so we’re pretty excited about that.

Something that hasn’t gotten a lot of press, but certainly was pretty exciting up here in Canada is, SaskPower, our customer at our Estevan Mine; they just opened the first commercial carbon capture power plant in the world, on a large scale, here about three weeks ago. Just about anybody who’s anybody in the carbon capture business or climate change crowd was there. We were there for the grand opening; it’s an impressive facility. They’re capturing all the CO2 and pumping it off for secondary oil recovery. They think it’s a game changer for coal-fired power plants. We’re delighted that we’re a partner that is out there.

We don’t have a partnership in the power plant, but certainly we’re providing the coal. They’ve got 300 years of coal out there, and they want to burn as much of it as they can. I think that’s a pretty exciting thing amongst a lot of negative news. People talk about international coal prices and things like that and cool summers, but diesel prices are dropping, which I’m pretty optimistic about what that means to our business, at least for the next year or so. Yes, carbon capture’s an interesting business and could be meaningful. By the way, it’s an asset you could put into an MLP, too.

Charles Frischer - LS Partners
<Q>: Are you willing to disclose the amount of capital that this investment with CapEx on our side is going to be?

Keith Alessi - Chief Executive Officer
Yes, it’s going to probably be about 40 all in, Canadian. It’ll be 35 US, something in that range.

Charles Frischer - LS Partners
<Q>: Okay, terrific. Listen, I know you guys have been working like demons the last year, and we appreciate it collectively as shareholders. Thank you.

Keith Alessi - Chief Executive Officer
I appreciate that comment. People want to see everything happen immediately, but there’s a lot going on here and we’re pretty excited about all the stuff that’s going on. There’s more to come, hopefully. Everything has to happen in sequence for this to all work. Believe me, this Oxford deal’s been sitting on the stove since we did the Sherritt transaction, but we had to do these things in a certain order.

Charles Frischer - LS Partners
<Q>: Terrific. Thank you, Keith and Kevin. I appreciate it. We all appreciate your hard work.

Operator
Thank you. The next question is from Matt Farwell with Imperial Capital. Please go ahead.

Matt Farwell - Imperial Capital
<Q>: Hi, guys. Good afternoon and congratulations. Just want to clarify, on the new debt at the MLP that there will be no credit support from Westmoreland Coal Corp.

Kevin Paprzycki - Chief Financial Officer
That’s correct. That’s correct. We’ve gotten the financing commitment from a few of their existing lenders, and that represents 100% of the refi.

Matt Farwell - Imperial Capital
<Q>: Okay. Just wanted to walk through valuation; again, how you’re thinking about it. There’s 175 in debt at Oxford or Westmoreland Resource Partners now. You’re contributing $30 million in equity for 77% of the unit. You’re also contributing $5 million to $6 million in EBITDA to the entity, and there’s basically no cash at the partnership level. The entity has about $40 million in EBITDA, but will have $45 million if you contribute the $5 million, so the valuation there that I’m getting is roughly five times. Is that how you’re thinking about it?

Keith Alessi - Chief Executive Officer
That’s close, yes.

Matt Farwell - Imperial Capital
<Q>: Okay. You have 12 months to use the additional amounts contemplated in the new credit facility, $120 million in delayed draw term loans. Would you look to acquire other assets in the Illinois Basin or is this, the Illinois Basin assets just a way to gain entry into the MLP, and you’ll really be more focused on assets that are under longer-term contracts?

Keith Alessi - Chief Executive Officer
Yes. That’s really intended to help fund the dropdown strategy. This is not a major play into the Illinois Basin.

Matt Farwell - Imperial Capital
<Q>: How comfortable are you with the supply and demand dynamics in that Basin given that there are some other producers in that region that are producing out of longwall mines that are pretty low cost?

Keith Alessi - Chief Executive Officer
Oxford runs a very efficient operation. They’ve been a long-term supplier to these accounts. We’ve had a chance to dialog with these accounts. The accounts considered them crucial to their diversification of supply strategy, considered them critical to their operations; we share that view. The cost structures that Oxford’s running under today is appropriate for the market, and we feel that they fill an important need in that market.

Matt Farwell - Imperial Capital
<Q>: Do the mines have any location advantages relative to those customers? Are there any other reasons, maybe specifications of the coal, chlorine, etc., that may cause the customer to favor the productions from those mines?

Keith Alessi - Chief Executive Officer
They do have certain advantages both transportation and quality-wise in certain situations, not in all.

Matt Farwell - Imperial Capital
<Q>: Okay. You’ve been able to shave cost out of Canada. Do you see any type of synergies based on the due diligence you’ve done so far?

Keith Alessi - Chief Executive Officer
There’s certainly some administrative savings to be had here. Operationally, I think the efficiencies largely come on the procurement side, if there’s going to be any. They run a pretty lean operation that’s very well scaled for the type of mining they do. I don’t see any transformational change to their business that we would bring, but we’ll certainly bring the Westmoreland methodology to the business. There will be some efficiencies, but I wouldn’t describe them as monumental.

Matt Farwell - Imperial Capital
<Q>: You mentioned the various options you had to enter the MLP space. Can you just walk, high level, why you chose to go this route rather than just going the basic formation of an MLP with the Westmoreland Coal?

Keith Alessi - Chief Executive Officer
It looked to us to be a) a quicker way of getting there; b) a diversification play; c) gets you into the high splits quicker than you could with your own MLP. Those were three things that really drew our thinking.

Matt Farwell - Imperial Capital
<Q>: You’ll be able to be acquisitive at both entities. You’ll still have a significant amount of cash flow at Westmoreland Coal. Westmoreland Resources will have the capability to raise financing to acquire assets. I guess, what’s your primary focus with the resource partners?

Keith Alessi - Chief Executive Officer
Well, the primary focus in the short term will be to onboard them; get them onto our systems, start executing our dropdown strategy, but they’ll certainly be primary in our mind as we approach any acquisition targets. They’ll be crucial to our thinking, but we don’t have anything specific on the table today beyond what I have discussed.

Matt Farwell - Imperial Capital
<Q>: Okay. Then, in terms of the terms on the new credit facility, will you outline the hypothetical terms in more detail in the slide deck?

Keith Alessi - Chief Executive Officer
Kevin?

Kevin Paprzycki - Chief Financial Officer
I don’t think it’s in the slide deck, Matt. Like I said, I think it’s 8.5 points above LIBOR. The PIC starts at 3%, and as you hit certain leverage tiers, which we expect to do pretty quickly over time, especially as we drop assets and get the PIC tiers down from 3% to 2% to 1%. We feel we’ll be out of that PIC fairly quickly.

Keith Alessi - Chief Executive Officer
And, we have the ability to take that debt out on favorable terms, also.

Matt Farwell - Imperial Capital
<Q>: So L + eight and a half plus 3% PIC?

Kevin Paprzycki - Chief Financial Officer
That’s correct.

Matt Farwell - Imperial Capital
<Q>: It indicated in the release that you may consider amending the terms of the existing secure notes?

Keith Alessi - Chief Executive Officer
I think it’s all likelihood we would just go for a total refinance. That indenture is so complicated and convoluted and it’s certainly reflective of who we were in 2011. We would want to have a modernized note that reflects the kind of contemplated dropdowns that we’re suggesting here. I think you should think of it as a refi, not a renegotiation.

Matt Farwell - Imperial Capital
<Q>: Any thoughts on what your cost to debt capital is at this point?

Keith Alessi - Chief Executive Officer
I can’t really comment on it, but there are probably enough reference points in the market for you to be able to get to the right zip code.

Matt Farwell - Imperial Capital
<Q>: Great. Well, again, I’ll echo the, appreciate the hard work, and look forward to hearing more about the acquisition.

Operator
Thank you. The next question is from Jason Dunne of South Ferry Capital. Please go ahead.

John Reilly - South Ferry Capital
<Q>: Hi, it’s John Reilly, and thank you very much for the call. It’s been a tough month lugging this around, guys, so thank you for a positive release after the bell. I guess that most of my questions have been asked and answered, but I just want to make sure-I thought you guys touched on it, but the 9% rate debt down at the MLP level; what is your ability to refinance that, what type of call protection do those lenders have?

Keith Alessi - Chief Executive Officer
Kevin?

Kevin Paprzycki - Chief Financial Officer
It’s a fairly reasonable call. I think it starts out at 102 and drops to 101 over time. I don’t remember the exact number, but it’s pretty reasonable such that we can take it out. We can go look in the market for alternatives to compare against the delayed draw.

John Reilly - South Ferry Capital
<Q>: Okay. That’s fair enough. Are there any big breakage fees, if you do find a cheaper rate, prior to consummating this transaction so you could pay them X and they never have to fund?

Kevin Paprzycki - Chief Financial Officer
No, no.

John Reilly - South Ferry Capital
<Q>: Okay. So this-

Keith Alessi - Chief Executive Officer
We’re not contemplating that, however.

John Reilly - South Ferry Capital
<Q>: Okay. Fair enough. Then, I just wanted to make one general comment. Keith, you mentioned about not paying a dividend. Now that we’re undergoing a transformation at the WLB level from being an operating company to more of a development company/GP Hold Co. and now that we’re refinancing and, obviously, it’s not time yet, but you may want to contemplate paying some sort of dividend because at least, today, GP Hold Companies often trade at very attractive multiples on some sort of dividend yield and so I realize there is de-leveraging that needs to happen and that that’s going to occur over time, but it may not be just one or the other having some small dividend regardless; it doesn’t have to be a massive one, but having something out there might broaden your appeal to a whole different universe of investors that maybe need some sort of dividend to justify holding the stock. So, it may not be the worst thing to try to contemplate going forward. That’s just-

Keith Alessi - Chief Executive Officer
That’s a fair comment, and we’re always examining ways to create value. Once we’ve got a little runway behind us and people have some visibility on how all this works, it’s probably appropriate to consider that, and we will.

John Reilly - South Ferry Capital
<Q>: Alright, great. Well, listen, I think most of the gang before me got my questions in, but at the risk of sounding like a broken record, thank you very much. I know how hard you guys have been working, and especially going to different conferences and getting the story out there. Thank you very much, and I think this is a great, great trade, as you always do. I’m sure you guys are going to do a great job. Thank you again, and I appreciate it.

Operator
Thank you. The next question is from Sam Dubinsky of Wells Fargo. Please go ahead.

Sam Dubinsky - Wells Fargo
<Q>: Hi, guys. Thank you for taking my questions; a couple quick ones. What type of DCF growth do you target annually at the MLP level from dropdowns?

Keith Alessi - Chief Executive Officer
We haven’t discussed that yet, but we’ll make it a number that’s competitive in the marketplace. How’s that?

Sam Dubinsky - Wells Fargo
<Q>: Okay. Then, also on the same type of question; what type of coverage do you expect to maintain at the MLP level, and will there be any omnibus agreements for LP shareholders just in case there are any production hiccups or things like that?

Keith Alessi - Chief Executive Officer
Kevin?

Kevin Paprzycki - Chief Financial Officer
I think we’re looking at somewhere in a 1.1 to 1.2 coverage ratio. As we do drops and grow the MLP, obviously that improves as does the MLP’s cash balance. I don’t think the omnibus agreements are something that we’ve fully contemplated yet.

Sam Dubinsky - Wells Fargo
<Q>: Then, in terms of outside M&A away from dropdowns, will that all be mostly coal mining related, or are there logistic assets you think are attractive out there? How do you think about things like counter party risks and how do you evaluate outside transactions from the MLP?

Keith Alessi - Chief Executive Officer
I think we’re going to stick to our knitting; we know coal. We’re not midstream developers and we’re not pipeline guys and we’re not facility guys, so I think you’ll see us sticking to what we know, which is coal.

Sam Dubinsky - Wells Fargo
<Q>: Okay. That includes logistics assets, or still mining?

Keith Alessi - Chief Executive Officer
I think mining. I mean, if there were logistic assets attached to it; you have a rail spur or something that’s dedicated, maybe. I don’t see us going out of our way to find those on their own.

Sam Dubinsky - Wells Fargo
<Q>: Okay, great. Then, just a housekeeping question; did you mention where your maintenance CapEx is?

Keith Alessi - Chief Executive Officer
Yes. We average about $1.50, $1.75 a ton across our surface mines, but as Kevin always points out it’s lumpy. There are certain years where it’s higher because of the big projects, but over time, probably to be safe, I’d say, $1.75. The Canadian operation has slightly higher CapEx because it’s just more expensive to do business up here, so $1.75 would be in the right zip code for that.

Sam Dubinsky - Wells Fargo
<Q>: Great. Thank you very much, and good luck with the transaction.

Keith Alessi - Chief Executive Officer
Thank, Sam.

Operator
Thank you. The next question is from Brian Taddeo of Robert W. Baird. Please go ahead.

Brian Taddeo - Robert W. Baird
<Q>: Hi. Good afternoon, everybody. Congratulations, again. A couple questions for me that I had, I see you touched on a lot already. Kevin, you mentioned before, the amount of EBITDA that you potentially expect to drop down, the 210 to 230; that’s almost the total of what your guidance was for your pro forma basis. As you’re going through the process, are there any assets that you found that aren’t going to work for the MLP; Absaloka or ROVA or any of those? It’s almost 100%, just curious if there are some assets you know are not going to work for this?

Kevin Paprzycki - Chief Financial Officer
It’s 100%-oh, go ahead, Keith.

Keith Alessi - Chief Executive Officer
Yes. Kevin, you were going to answer. Go ahead.

Kevin Paprzycki - Chief Financial Officer
It’s 100% of operational EBITDA, Brian, so that doesn’t include our corporate overheads, as well as the heritage costs, which would obviously need to be recovered through distributions back to the parent. As Keith pointed out earlier, it doesn’t include the free cash flow. That range is what we consider ideal over time. It doesn’t include some of the more market sensitive price like Coal Valley or WRI in that range. It’s tough to go through the math on that without going through every EBITDA on an operation-by-operation basis.

Keith Alessi - Chief Executive Officer
That does not represent our total cash flow, that’s just the cash flow from assets we think are appropriate.

Brian Taddeo - Robert W. Baird
<Q>: Got you. Okay. Back to the timing question; are you looking for a slow, steady growth in this in terms of dropdowns? Obviously you’ve identified the assets that, over the next 12 to 18 months, that you want to get the majority of that down in there as quickly as possible.

Keith Alessi - Chief Executive Officer
I don’t see us dumping it all at once. A lot of it would have to do with our ability to get it financed at the MLP level. I think steady as she goes would be the philosophy in the short term, and we have a lot of things still to get done here. We want to be certain that we’ve maximized the value of every asset before we drop it. Now, with the assets in the states we know what we’ve got, so those are easier to contemplate.

Brian Taddeo - Robert W. Baird
<Q>: I guess, as we think about the refinancing of the debt at the parent level; is it fair to assume there would probably be a fair amount of bank debt up there, too, that’s callable in a very short period of time, basically that can be paid off relatively quickly?

Keith Alessi - Chief Executive Officer
That thought’s going through our minds, but I’d rather not comment until we’ve got some documentation on the streets that say exactly what we want to do, but obviously, that makes a lot of sense.

Brian Taddeo - Robert W. Baird
<Q>: Okay. Just real quick on the Oxford assets, themselves. You talked about the existing business being very, I’ll call it, range balanced within a range. Do you view those assets the same, or do you expect, even though they’re under longer-term contracts, that there’s a little more variability type with those assets in terms of EBITDA and cash flow?

Keith Alessi - Chief Executive Officer
They probably have more variability simply because of the market that they’re in, and that market’s been under some pressure so we think this is a nice, conservative number, actually. We believe there’s some upside in pricing in that market over time. We’re comfortable that it’s a sustainable range for purposes of starting out.

Brian Taddeo - Robert W. Baird
<Q>: Then, I don’t know if I missed it; the maintenance CapEx on the Oxford assets, is it similar to $1.50 range or something wildly different?

Keith Alessi - Chief Executive Officer
I think it’s lower. Kevin?

Kevin Paprzycki - Chief Financial Officer
No, it’s a little bit different because smaller pit mining requires-they have a little bit more development costs to go, and it’s a more mobile type of mining operation as they move from pit to pit a lot more quickly than, say, we would at a coal strip. It’s up in the $3 a ton range.

Keith Alessi - Chief Executive Officer
That includes development CapEx. In terms of maintenance equipment CapEx, their number would be lower.

Brian Taddeo - Robert W. Baird
<Q>: Sorry, did you say the annual tonnage there that comes out of those mines? I don’t know if I missed that.

Keith Alessi - Chief Executive Officer
There’s about six million tons.

Brian Taddeo - Robert W. Baird
<Q>: Six million. Okay. That’s all I had. Thank you very much. Congratulations, again.

Operator
Thank you. The next question is from Lucas Pipes of Brean Capital. Please go ahead.

Lucas Pipes - Brean Capital
<Q>: Good afternoon, again, and thank you for taking my follow-up question. I wanted to ask a little bit more about the potential GP cash flows, kind of given your current visibility and with Kemmerer already contributed, what would you expect in terms of GP cash flows on an annual basis?

Keith Alessi - Chief Executive Officer
Kevin, I don’t think we’re in a position to really disclose that yet, are we?

Kevin Paprzycki - Chief Financial Officer
Yes, I think that’s probably something we would disclose as we go forward into 2015 and give initial guidance for the MLP.

Lucas Pipes - Brean Capital
<Q>: Alright. I look forward to that, and I’m sure it’s going to keep me a little bit busy tonight. As just a really quick follow-up; I think you said $5 million to $7 million for Kemmerer; is that essentially set on a gross or on a net basis? With that, I mean, potentially you keep 77% of what you contribute to the LP, so what is the math exactly for that?

Kevin Paprzycki - Chief Financial Officer
Well, we’d keep the 77% of what we contribute initially, but depending on how we fund the future drops, Lucas, that 77% could go up even higher such that we keep higher percentages. It just depends on how we fund the drops between debt and equity going forward.

Lucas Pipes - Brean Capital
<Q>: Got you. In the $5 million to $7 million for Kemmerer that is essentially on a 100% basis with the LP received?

Kevin Paprzycki - Chief Financial Officer
That is correct.

Lucas Pipes - Brean Capital
<Q>: Got you. Great. Thank you.

Operator
Thank you. You have no further questions at this time. I would like to turn the floor back over to management for any closing remarks.

Keith Alessi - Chief Executive Officer
Great. We’ll be back online here in just, I guess it’s next week. Next Thursday we’ll be releasing the quarter. We’ve given you so much here today, I don’t expect there’ll be a lot of questions on the quarter, but we expect the quarter to fall probably pretty darned close to the midpoint of the recent guidance for the Q. We look forward to chatting in more detail about what’s going on, on the ground here next Thursday.

Operator
Thank you. This concludes today’s teleconference. You may disconnect your lines at this time and thank you for your participation.